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                                                                      Exhibit 24




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of HEI, Inc. on Forms S-8 (File Nos. 33-33322, 33-46928, 33-46929 and 333-49489) of
our report dated September 26, 1997, on our audits of the financial statements of HEI, Inc. as of August 31, 1997, and for the years ended August 31, 1997 and 1996, which report is incorporated by reference in its Annual Report on Form 10-KSB for the year ended August 31, 1998.




                                                    PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
November 25, 1998